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                                                                    EXHIBIT 10.1

                                 LEASE AGREEMENT

          THIS LEASE AGREEMENT (the "Lease"), dated as of February 3, 2003 by and between UNION CARBIDE CORPORATION, a New York corporation having offices at 39 Old Ridgebury Road, Danbury, Connecticut 06817-0001 ("Landlord"), and PENWEST PHARMACEUTICALS CO., a Washington corporation, having offices at 2981 Route 22, Patterson, NY 12563 ("Tenant").

                              W I T N E S S E T H:

                                    ARTICLE 1

              DEMISE, PREMISES, TERM, RENTS, PARKING, IMPROVEMENTS

1.01. In consideration of the rent set forth herein, Landlord hereby subleases to Tenant and Tenant hereby hires from Landlord, upon the terms hereinafter set forth, the office space located on the second floor of office wings A and B, being more particularly identified on Exhibit "A" attached hereto, consisting of approximately 11,429 rentable square feet (the "Demised Premises" or "Premises"), and certain furniture and equipment as is located in the Demised Premises on the Commencement Date hereof and as described on Exhibit "B" (the "Furniture"), which Premises and Furniture are located in the Corporate Center building situated at 39 Old Ridgebury Road, Danbury, Connecticut (the "Building"), together with the right to use in common with other parties the common areas and facilities of the Building and the Parking Garage (as provided in Article 1.05) and the site roads and entrances to the Building; provided, however, that (i) all stairs and elevator shafts shall be excluded from the Demised Premises; (ii) Landlord reserves the right to use in common with Tenant and other tenants any common corridors and entranceways adjoining the Premises and the parking garage; and (iii) Landlord reserves the right to alter or reconfigure the common areas of the Building, the Parking Garage, and the site roads and entrances. Landlord and Tenant agree that the rentable square foot area of the Demised Premises is not subject to change or adjustment during the Term (as hereinafter defined) of this Lease and any renewal term thereof, except by mutual agreement.

          For the purpose of this Lease Agreement, the "Development" shall be defined to include the Demised Premises, the Parking Area, the Building and the entire parking garage, and the site roads and entrances.

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     1.02.     The term of the Lease (the "Term") shall be three years
commencing on February 1, 2003 (the "Commencement Date"), and shall expire (unless sooner terminated pursuant hereto or by law) on January 31, 2006 (the "Expiration Date").

     1.03. Except as specifically provided herein, Tenant shall pay to Landlord during the Term hereof, without setoff, counterclaim or deduction, for any reason whatsoever, the following rent:

               (a) monthly fixed rent (the "Base Rent") in accordance with the following schedule: Year 1: $18,572.13 ($222,865.50 or $19.50 per rentable square foot per year); Year 2: $19,524.54 ($234,294.50 or $20.50 per rentable square foot per year); Year 3: $20,476.96 ($245,723.50 or $21.50 per rentable square foot per year). Base Rent shall be paid to Landlord by Tenant for each and every month during the Term hereof commencing on the Commencement Date, which Base Rent shall be payable in advance, without notice, on the first day of each month during the Term, except that Tenant shall be excused from the payment of Base Rent for the first full month of the Lease; and

               (b) monthly electricity costs (the "Electricity Costs"), subject to Article 12 hereof, for normal lighting and light office equipment at the rate of $1.50/ rentable square foot/year for the 11,429 rentable square feet of office space located on the second floor of office wings A and B, or $1428.63 per month, which Electricity Costs shall commence on the Commencement Date and continue through the end of the Term and shall be payable in advance, without notice, on the first day of each month during the Term; and

               (c) additional rent (the "Additional Rent") consisting of all other sums which are payable by Tenant to Landlord hereunder as the same become due and payable (for default in payment of which Landlord shall have the same rights and remedies as for a default in payment of Base Rent).

               The Base Rent, Electricity Costs, Additional Rent and any and all other payments which Tenant is obligated to make to Landlord under this Lease are sometimes hereinafter collectively referred to as "Rent" or "rent."

               Rent shall be paid, in lawful money of the United States of America, to Landlord at its offices, or at such other place as Landlord may designate by written notice to Tenant. In the event any installment of Rent is more than ten (10) days past due,

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Tenant shall pay interest to Landlord on each such past due installment at the rate of prime plus four percent (4%) per annum from the date due until paid.

     1.04. If the Commencement Date or the Expiration Date occurs on a day other than the first day or the last day, respectively, of a calendar month, the Rent for such partial month shall be apportioned and payable at a per diem rate.

     1.05. During the Term hereof, Tenant shall have the right to use on a non-exclusive basis its pro-rata share of automobile parking spaces in Parking Garage level two in the North end of the Building (the "Parking Area") at no additional charge at a ratio of no more than three (3) spaces per 1,000 square feet of office area in the Premises, including two (2) of such spaces to be located at the entrance to the Premises as mutually agreed (the "Reserved Spaces"). Upon prior written notice to Tenant, Landlord reserves the right to revise the location(s) of Tenant's Parking Area, but not the Reserved Spaces, unless the Premises have been relocated pursuant to Article 24 hereof, "Substituted Space."

     1.06. Landlord will deliver the Premises in broom clean condition, and Tenant, who acknowledges that it has inspected the Premises to its satisfaction, agrees to accept the Premises "as is". Landlord will provide Tenant with a three thousand dollar ($3000.00) work allowance to be used by Tenant for voice and/or data wiring only, which work will be performed by contractors of Tenant acceptable to Landlord (the "Work"). The Work and any additional cost in excess of such work allowance shall be paid for by Tenant, with such work allowance becoming payable by Landlord as reimbursement to Tenant upon presentation by Tenant of proper invoices consistent with this Section 1.06.

     1.07. Tenant shall have the right to renew the term of this Lease for two (2) six month periods ("Renewal Option(s)"). Tenant shall exercise the Renewal Option(s) by giving Landlord three (3) months written notice prior to the expiration of the then current Lease term. The Base Rent for any Renewal Option period shall be $20,953.17 ($251,438.00 or $22.06 per rentable square foot per year). In no event shall the Tenant's exercise of a Renewal Option extend the term of the Lease past December 30, 2006.


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                                    ARTICLE 2

                                       USE

     2.01. Tenant may use and occupy the Demised Premises only as administrative offices and for no other purpose, and in accordance with the terms of this Lease and the Rules and Regulations attached hereto.

     2.02. Tenant shall not cause or permit the generation, production, storage, emission or disposal upon the Development of any materials, substances, or wastes which by governmental law, rule, or regulation, or in the reasonable opinion of Landlord, are hazardous, toxic, or may otherwise pose a present or potential threat to human health, safety, or the environment. Tenant shall not cause or permit the Demised Premises to be used for any activities which may require the issuance by Federal, State or local governmental bodies of any permits, licenses or other approvals relating to any health, safety, environmental or pollution matters relating to or arising out of such activities, except with the prior written consent of Landlord, which consent may be arbitrarily withheld. Notwithstanding the aforesaid, (i) in no event shall Tenant request the issuance of or cause to be issued any governmental permits, licenses or approvals which would cause any conditions, limitations or restrictions to be placed upon the use of the Demised Premises, the Building or the Development; and (ii) Tenant shall have the right to store and use limited quantities of any materials normally used in executive offices (e.g., copier toner, cleaning solvents) which do not require the issuance of governmental permits. Tenant shall indemnify and hold harmless Landlord from all claims, damages, losses, liability and expenses (including reasonable litigation costs and attorneys fees) arising out of any breach of this Article 2.02.

                                    ARTICLE 3

                         ESCALATION AND ADDITIONAL RENT

     3.01. Tenant shall not be liable for any escalation of the Base Rent during the Term of this Lease, or during any extension of the Term that may be mutually agreed.

     3.03. Tenant shall pay to Landlord as Additional Rent (i) all governmental taxes, excises or other impositions (other than franchise taxes or those taxes as measured by income, or in substitution therefor those taxes in lieu of such franchise or income taxes) due on account of this Lease or any rent or other payments made hereunder, including any use taxes due on account of the rental of the Furniture, but excluding property taxes on the Building or Development and any tax in lieu of any such tax, and (ii) those charges as imposed pursuant to Articles 12, 13 and 14 or elsewhere in this Lease.


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                                    ARTICLE 4
                                  SUBORDINATION

     4.01. The Lease shall be subject and subordinate to all mortgages and ground or underlying leases, and any modifications, consolidations or extensions thereof, now or hereafter affecting the Building or the underlying Land (all of such mortgages and leases being hereinafter collectively referred to as "Superior Mortgages"). Without limiting the foregoing, Tenant expressly acknowledges that this Lease is subject and subordinate to (i) the Lease dated as of December 29, 1986, as amended (collectively the "Prime Lease") from Danbury Buildings, Inc. ("Overlandlord"), as successor to Nevada Investment Holdings, Inc. and Sunbelt Stores, Inc., to Landlord, and (ii) the Mortgage Deed and Security Agreement dated May 21, 1987 from Overlandlord to J. I. Kislak, Inc. ("Mortgagee"). Landlord expressly acknowledges that it is the tenant under the Prime Lease. Landlord shall provide Tenant with a copy of any written notice, either received by Landlord from Overlandlord or given by Landlord to Overlandlord, that, in Landlord's reasonable judgement, materially changes the Term of Tenant's occupancy pursuant to Article 1 hereunder, and/or Tenant's use of the Demised Premises pursuant to Article 2 hereunder, within fifteen (15) days of receipt by Landlord from, or mailing by Landlord to, Overlandlord of such notice, as the case may be. Tenant shall execute and deliver any instrument confirming such subordination which Landlord, Overlandlord or the holders of any Superior Mortgages may reasonably request, with any factual representations based on Tenant's best knowledge and belief and provided such instrument does not increase Tenant's obligations or abridge its rights under this Lease. Upon the termination of the Prime Lease, at the request of Overlandlord, Tenant shall attorn to and recognize Overlandlord as landlord hereunder.

                                    ARTICLE 5
                                 QUIET ENJOYMENT

     5.01. So long as there exists no Event of Default of Tenant under the Lease beyond any applicable notice and cure period, Tenant shall, subject to the provisions of the Lease, quietly have and enjoy the Demised Premises during the Term.


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                                    ARTICLE 6
                            ASSIGNMENT AND SUBLETTING

     6.01. Tenant shall neither hypothecate nor assign the Lease nor sublet all or any portion of the Demised Premises or the Parking Area nor grant to any other parties any licenses or other rights with respect to the Demised Premises or the Parking Area without Landlord's prior written consent, which consent may not be unreasonably withheld, delayed or conditioned. The configuration of any such assignee or sublessee shall be required to assume all of Tenant's obligations under this Lease in a writing satisfactory to Landlord.

     6.02. In the event Tenant wishes to assign the Lease or sublet all or any portion of the Premises, Tenant shall so notify Landlord in writing of the desired "release date" of such assignment or subletting and the exact office space involved. Any such portion of the Premises to be assigned or sublet must meet all applicable Building Code requirements of the governmental entities having jurisdiction over the Premises. The said desired date shall not be less than forty-five (45) days nor more than one hundred twenty (120) days from the date of Tenant's notice. Landlord shall then have twenty (20) days from receipt of Tenant's notice to elect to recapture such portion of the Premises. In the event Landlord responds to Tenant in writing within the said twenty (20) day period that Landlord elects to recapture such portion of the Premises, then in such event: (i) the Lease shall be terminated as to the specified portion of the Premises effective as of the release date; (ii) Rent for the specified portion of the Premises shall be discontinued after the release date; (iii) the specified portion of the Premises shall be vacated by Tenant effective as of the release date and Tenant shall surrender such space to Landlord in accordance with the terms and conditions of Article 21 hereof; and (iv) Landlord shall assume possession of the specified portion of the Premises as of the release date at no additional cost to Landlord. In the event Landlord does not elect to recapture such portion of the Premises, Tenant may market such space for subletting; provided, however, that Tenant shall not market or advertise the space at a rental rate less than the rental rate quoted by Landlord in Landlord's marketing and advertising materials for the subleasing of office space at Corporate Center.

     6.03. Notwithstanding Article 6.01 above, Tenant may assign this Lease or sublet the Premises, without Landlord's prior written consent, to any parent, subsidiary or affiliate which, as a result of merger, consolidation, or sale, owns or controls substantially all of Tenant's assets, or which, directly or indirectly, controls, is controlled by, or is under common control with Tenant; provided, however, Tenant notifies Landlord in writing within


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ten (10) days after any such assignment or subletting. In the event of any assignment or subletting under the provisions of Articles 6.01, 6.02, and 6.03, the Tenant hereunder shall remain liable under this Lease. Any attempted assignment or sublet by Tenant in violation of the terms and covenants of Articles 6.01, 6.02, and 6.03, shall be void and shall constitute a default by Tenant under this Lease.

     6.04,     A "subsidiary" of Tenant shall mean a corporation, more than fifty percent (50%) of whose outstanding voting stock and all other classes of outstanding stock at the time of such assignment or sublease shall be owned by Tenant. An "affiliate" of Tenant shall mean any corporation, more than fifty percent (50%) of whose outstanding voting stock and all other classes of outstanding stock at the time of such assignment or sublease shall be owned by the same persons and/or entities owning more than fifty percent (50%) of the outstanding voting stock and all other classes of outstanding stock of Tenant. A "parent" of Tenant shall mean a corporation owning more than fifty percent (50%) of the outstanding voting stock and all other classes of outstanding stock of Tenant at the time of such assignment or sublease.

     6.05. If the aggregate rental including electricity costs, bonus or other consideration paid to Tenant by a subtenant or assignee should exceed the sum of (i) Tenant's rent plus electricity costs to be paid to Landlord for such space during such period, plus (ii) Tenant's reasonable costs and expenses actually incurred in such subletting or assignment, including reasonable brokerage and marketing fees, legal costs and renovation costs (which costs are comparable with costs experienced in other multi-tenanted Buildings in Fairfield County) amortized in equal monthly payments over the Term of such subletting or assignment, with interest at 10% per annum; then in such event seventy-five percent (75%) of such excess shall be paid to Landlord within fifteen (15) days after being received by Tenant.

                                    ARTICLE 7
                      COMPLIANCE WITH LAWS AND REQUIREMENTS
                           OF GOVERNMENTAL AUTHORITIES

     7.01. In its occupancy and use of the Demised Premises, the Parking Area, and the Development, Tenant, at its sole cost and expense, shall comply fully with all laws, ordinances, rules, regulations and requirements of any and all governmental authorities having jurisdiction over the Premises that are applicable to Tenant's occupancy and use of the Premises. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law, ordinance, rule, regulation or requirement of any


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governmental authority relating to such occupancy. Landlord, at its sole cost and expense, shall comply with any governmental requirements imposing an obligation upon Landlord with respect to the common areas of the Building, Parking Garage, or the Development, except to the extent such requirements are caused by the unique manner in which Tenant conducts its business or uses its property upon the Demised Premises or the Development, or caused by an Event of Default under this Lease.

     7.02. Tenant may, at its expense (and, if necessary, in the name of, but without expense to, Landlord), contest, by appropriate proceedings prosecuted diligently and in good faith, the validity or applicability of any such law or requirement with which Tenant is required to comply and may defer compliance therewith pending the determination of such contest, provided that:

               (a) Landlord shall not thereby be subject to any costs, nor criminal penalty or prosecution;

               (b) the Demised Premises, Building and Development shall not thereby be subjected to forfeiture;

               (c) Tenant obtains the written consent of Landlord (which consent shall not be unreasonably withheld, delayed or conditioned) and if required, of Overlandlord and/or Superior Mortgagees, and posts any bonds or other security reasonably requested by such parties; and

               (d) Tenant keeps Landlord currently informed of the status of such proceedings.

     7.03. Tenant shall comply with all fire safety and security regulations of Landlord for the Building, including the appointment of safety coordinators and appropriate fire evacuation monitors, and shall participate in all evacuation drills required by Landlord's Safety and Security Manager and/or the local fire marshal. In the event of emergency, all occupants of the Building shall have unobstructed access to fire exits located in the Building by the common use of existing corridors.

     7.04. Landlord represents that the Demised Premises and the Building have a valid Certificate of Occupancy current as of the Commencment Date.


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                                    ARTICLE 8
                               PROPERTY INSURANCE

     8.01. Tenant shall not knowingly violate or permit the violation of any provision of any insurance policy covering the Building or the Parking Garage and shall not knowingly take or permit any action which would increase any insurance rate applicable to the Building or the Parking Garage.

     8.02. If any action taken or permitted by Tenant (other than Tenant's occupancy for the use as set forth in Article 2) after notice of default and expiration of any applicable cure period results in an insurance rate increase, Tenant shall, without prejudice to any other rights of Landlord, reimburse Landlord therefor on demand. The schedule of rates for the Building, issued by Industrial Risk Insurers or other body exercising similar functions, shall be conclusive evidence of the rates then applicable to the Building.

     8.03. Landlord shall not be required to carry insurance on Tenant's Property (as defined in Article 10.02) and shall not be obligated to repair any damage thereto or to replace same, regardless of the circumstances under which such damage or loss occurred. Tenant waives and releases and shall indemnify and hold harmless Landlord from all claims, damages, losses or liability due to the damage, destruction or loss of Tenant's Property, unless such damage or destruction is caused by the act, misconduct or negligence of Landlord, its agents, servants, employees or contractors.

     8.04. All insurance policies carried by Tenant with respect to the Demised Premises, the Development or the contents thereof, including Tenant's Property, shall (i) contain a waiver of all rights of subrogation against Landlord, and the agents, employees, contractors and invitees of Landlord, Overlandlord (including any successor thereto), Mortgagee and any holder of the Superior Mortgages, (ii) provide that Landlord, Overlandlord and Mortgagee receive thirty (30) days' prior written notice of any cancellation, modification, termination or lapse of such coverage, and (iii) not be invalidated by any act or neglect of Landlord, Overlandlord or Mortgagee nor by any foreclosure or other proceedings relating to the Building nor by any change in the ownership of the Building.

     8.05. Landlord shall at all times during the term of this Lease, at Landlord's sole cost and expense, maintain a policy or policies of insurance with the premiums thereon fully paid in advance, issued by and binding upon solvent insurance companies,


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insuring the Building containing the Premises against loss or damage by fire, explosion, or other hazards and contingencies; provided, however, that Landlord shall not be obligated to insure any of Tenant's Property which Tenant may bring or obtain upon the Premises.

     8.06. Neither Landlord nor Tenant shall be liable to the other party for any loss or damage to the property of the other party resulting from fire or any of the "extended coverage" perils found in the usual form of Connecticut fire and extended coverage insurance, to the extent of such coverage. Landlord and Tenant further agree to obtain a waiver of subrogation from their respective property insurance underwriters, in favor of the other party to such effect.

                                    ARTICLE 9
                              TENANT'S ALTERATIONS

     9.01. Tenant may during the term of this Lease, with Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, make non-structural interior alterations, additions, installations, substitutions and improvements, other than normal office decorations which comply with the then applicable Building Rules and Regulations, (collectively, "Alterations") in and to the Demised Premises, subject to the following conditions:

               (a) any Alterations shall be made, at Tenant's expense, by contractors selected by Tenant from a list furnished by Landlord, or by contractors otherwise approved by Landlord, which approval shall not be unreasonably withheld or delayed;

               (b) the Building's appearance, value, structural strength and mechanical and electrical systems shall not be adversely affected;

               (c) any Alterations shall be made in accordance with plans and specifications prepared by Tenant at its expense and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed;

               (d) the proposed and completed Alterations shall be subject, at Landlord's discretion and at Tenant's expense, to Landlord's HVAC, electrical, engineering and architectural review and to the imposition of reasonable conditions and requirements based on such review, including but not limited to Landlord's fee of 10% of construction costs for construction administration, and all Alterations shall be completed to the reasonable satisfaction of Landlord.


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               (e)  prior to commencing any such work, Tenant, at its expense, shall first obtain all necessary governmental permits and authorizations and upon completion of the Alterations shall procure a certificate of occupancy, if required;

               (f) all Alterations shall be performed in compliance with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities having jurisdiction over the Premises, and all relevant insurance requirements, and in a workmanlike manner, using new materials and installations at least equal in quality to the original Building materials and installations;

               (g) no Alterations shall interfere unreasonably with the construction, maintenance or operation of the Building, with the performance of any work by Landlord or with the business operations of any other tenant of the Building, or cause any labor discord in the Building;

               (h) the cost of Alterations shall be so paid by Tenant that the Land and Building shall remain free of liens;

               (i) Tenant, at its expense, shall cause its contractors to maintain builder's risk insurance and such other insurance as is then customarily maintained for such work, in commercially reasonable amounts, as well as workers compensation insurance, in statutory limits, all with insurers licensed by the State of Connecticut;

               (j) Tenant shall, promptly upon demand, furnish Landlord with such proof of compliance with this Article 9 as Landlord reasonably requests; and

               (k) upon completion of any material Alterations, Tenant shall, at its expense, furnish Landlord with complete as-built mylar drawings thereof.

               Tenant may not, in any case, make any Alterations in or to the Parking Area, or outside of the Premises.

     9.02. If so requested in writing by Landlord when the Alterations are approved by Landlord, Tenant shall, prior to the expiration or other termination of this Lease, remove any such specific Alterations made by or for Tenant pursuant to the terms of this Lease after the Commencement Date and restore the Demised Premises to their same condition existing as of the Commencement Date.

                                   ARTICLE 10
                                PERSONAL PROPERTY

     10.01. Prior to the Commencement Date Landlord shall confirm that the Furniture is in good, clean, operable condition. After the Commencement Date Tenant shall be solely and exclusively liable to maintain and repair the Furniture so that it will be in


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good and safe working condition and will not constitute a threat or hazard to human health or safety. Prior to its use of the Furniture, Tenant shall satisfy itself that the Furniture is in safe and acceptable condition for use. Upon the expiration or sooner termination of this Lease, Tenant shall deliver the Furniture to Landlord in good and safe working condition and state of repair, ordinary wear and tear and casualty excepted.

     10.02. All business and trade fixtures and office equipment which are installed in the Demised Premises by Tenant, and all furniture, furnishings, goods and supplies and other articles of movable personal property owned by Tenant or under its care, custody and control and brought by Tenant into the Demised Premises (excluding in all cases the Furniture), together with any personal property or motor vehicles owned or controlled by it or its employees, agents, contractors or invitees which are located or used upon the Demised Premises, the Parking Area, the Building, or the Development (all of which are hereinafter referred to as "Tenant's Property") shall belong to Tenant, or its employees, agents or contractors, as the case may be, and may be removed by Tenant at any time during the Term, and shall be removed by Tenant at the end of the Term. Tenant shall, at its sole expense, repair any damage resulting from such removal and restore the Demised Premises and the Parking Area to their condition as existing prior to the installation of or use of such Tenant's Property, reasonable wear and tear and insured casualty excepted.

     10.03. Any items of Tenant's Property not so removed at the end of the Term or earlier termination of the Lease may, at Landlord's option, be deemed abandoned and either retained by Landlord as its property, or disposed of, without accountability and at Tenant's expense in such manner as Landlord determines.

     10.04. Tenant shall be solely and exclusively liable for the security and protection of Tenant's Property. Landlord shall have no liability or responsibility for any theft, damage to or destruction of Tenant's Property, no matter how caused, including, without limitation, by any leaks, water, snow, fire, electricity or other utilities, or due to any other condition of disrepair; excepting however where any such damage or destruction is caused by Landlord's failure to make repairs as required pursuant to Article 11 hereof or the gross negligence of Landlord, its agents, servants, employees or contractors.


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                                   ARTICLE 11
                             REPAIRS AND MAINTENANCE

     11.01. Tenant, at its expense, shall maintain the interior of the Demised Premises in good condition and, subject to Landlord's rights under
Section 11.02, shall promptly make (i) all nonstructural repairs within the Demised Premises (excluding electrical lines, plumbing lines, sprinklers, HVAC system, and the exterior windows) necessary to maintain such condition, provided such repairs are not necessitated by the fault of Landlord, its agents, employees, contractors or invitees, and (ii) all structural repairs to the Building or improvements on the Development, as well as all repairs to the nonstructural items excluded above, necessitated by the fault of Tenant, its agents, employees, contractors, or invitees, or by the making of any Alterations. Landlord, at its expense, shall make all repairs and replacements for which Tenant is not responsible that are necessary to maintain the Demised Premises and Building in good condition.

     11.02. Landlord shall give Tenant reasonable notice of Landlord's intention to make repairs for which Landlord is responsible and shall so make them as to minimize interference with Tenant's business operations and access to the Premises to the extent within Landlord's reasonable control (although Landlord shall not be obligated to make such repairs before or after Business Hours, as hereinafter defined) provided Landlord uses reasonable efforts to complete such repairs in a timely fashion. Tenant shall give Landlord and other affected tenants in the Building reasonable notice of Tenant's intention to make repairs for which Tenant is responsible and shall so make them as to minimize interference with Landlord's and other tenants' business operations and with the operation and maintenance of the Building, and Tenant shall not be obligated to make such repairs during Business Hours provided Tenant uses its reasonable efforts to complete such repairs in a timely fashion. Notwithstanding the foregoing provisions of this Section, in the event Tenant has not acted in a timely manner or in the event the area requiring any such repairs encompasses more than just the Premises, Landlord may, on written notice to Tenant and at Tenant's expense, elect to perform any repair for which Tenant is responsible, whereupon Tenant shall deposit with Landlord the amount estimated by Landlord to be the reasonable cost of such repairs, subject to refund to Tenant or additional payment to Landlord when the actual cost is determined at the completion of the repairs.

     11.03.    Provided Landlord complies with its obligations under Articles
11.01 and 11.02 above, Landlord shall not be liable to Tenant for any inconvenience, annoyance or interruption of or injury to business arising from Landlord's making repairs or alterations,


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storing material or performing any work in the Demised Premises, Parking Area,
Building, or Development, and the same shall not constitute a default of Landlord or a partial or constructive eviction or entitle Tenant to any rent abatement (except as may be otherwise provided in Articles 18 and 19), provided, however, that Landlord shall be responsible to Tenant for damage to Tenants' Property and for bodily injury to Tenant's employees, but solely to the extent directly caused by the gross negligence or wilfull misconduct of Landlord, its agents, or contractors in the performance of repairs and maintenance pursuant to this Article 11.

                                   ARTICLE 12
                                   ELECTRICITY

     12.01. Landlord shall furnish electricity to the Demised Premises sufficient for normal lighting and light office equipment and charge Tenant in accordance with Article 1.03(b). In the event that Tenant establishes any computer room or similar installation or with respect to any equipment having greater than normal (in Landlord's sole reasonable judgment) electrical consumption, Landlord shall, at Tenant's expense, either cause a separate meter to be installed to measure Tenant's electrical consumption or cause an engineering consultant to estimate Tenant's electrical consumption, and Tenant shall pay monthly to Landlord, as additional rent, the charges (adjusted, as appropriate, relative to the charges under Article 1.03(b)) for such electrical consumption based on applicable public utility rates.

     12.02. If Tenant uses any electrical equipment in the Premises that consumes in excess of 4 watts per square foot (excluding lighting costs) on a sustained basis, the Electricity Costs defined in Article 1.03(b) may be increased by Landlord to reflect the increased power consumption. Additionally, the Electricity Costs shall be reviewed and adjusted periodically to reflect any rate adjustments.

     12.03. Landlord represents that there will be available to the Demised Premises, on the Commencement Date, a connected electrical lead of not less than four (4) watts per rentable square foot of the Demised Premises.

                                   ARTICLE 13
                     HEAT, VENTILATION AND AIR CONDITIONING

     13.01. Landlord shall furnish to the Demised Premises conditioned air (heated or cooled as may be required seasonally for comfortable occupancy) between the hours of 7:30 a.m. and 5:00 p.m., Monday through Friday, except holidays (not to exceed

11 in number) as designated by Landlord ("Business Hours"). On or before December 1 of each year, Landlord shall notify Tenant of any change in the designated holidays for the forthcoming calendar year. The Building shall be closed on the aforesaid holidays but Tenant and its agents shall still have access to the Premises. As necessary, Tenant may use the Demised Premises at times other than Business Hours, subject to the provisions of Article 13.03. In the event that Tenant installs heat-producing equipment or otherwise makes use of the Demised Premises in excess of its design capacity, Tenant shall be liable for the additional cost of air conditioning necessary to compensate for such usage.

     13.02. Tenant shall abide by all reasonable regulations which Landlord promulgates for the proper functioning and protection of the HVAC System and for compliance with applicable governmental energy regulations and guidelines.

     13.03. Tenant shall have the right to use the Demised Premises at times other than Business Hours. Tenant shall reimburse Landlord as Additional Rent for any heating, ventilating, and air conditioning requested by Tenant and provided to the Demised Premises at such times according to hourly rates as prescribed by Landlord from time to time. As of the Commencement Date of the Lease, the cost for heating or air conditioning the Premises at times other than Business Hours is $25.00 per hour per office wing floor, which cost is subject to change upon notice to Tenant.

     13.04. Landlord shall, without additional separate charge, maintain and operate the HVAC system in compliance with applicable law and to no lesser standard than for all other tenants in the Building.

                                   ARTICLE 14
                            LANDLORD'S OTHER SERVICES

     14.01. Landlord shall, at its expense, provide elevators (passenger and service, as now exist serving the Premises,) during Business Hours, and at least one passenger elevator at all other times.

     14.02. Landlord, at its expense, shall furnish the janitorial services set forth in Exhibit C. Tenant shall reimburse Landlord, promptly upon demand, for any reasonable additional expense for janitorial services incurred by Landlord as a result of any neglect or unusual use of the Demised Premises by Tenant or non-compliance by Tenant with the Rules and Regulations annexed hereto. Any such additional charge shall be reasonably defined before such service is provided, if possible.

     14.03. Landlord shall, during the term of this Lease, and without additional separate charge, supply: (i) hot and cold chilled water to the plumbing facilities in the Premises and any common area restrooms adjacent to the Premises; and (ii) such landscaping, including mowing of lawn, raking and removal of leaves, trimming of shrubs, bushes and trees, removal of snow and ice and the maintenance of the parking areas, roads and other site related amenities as Landlord shall elect, in its sole discretion, to supply for all other tenants of the Building. All of these services shall be provided in a manner consistent with first class office buildings in the Danbury area.

     14.04. Landlord shall provide, at then current charges, to Tenant and its employees, as applicable, those services as set forth in Exhibit D attached hereto (hereinafter called the "Miscellaneous Services"). Within thirty (30) days after the presentation of an invoice therefor, Tenant shall reimburse Landlord for the Miscellaneous Services based upon the rates and charges set forth in Exhibit D. Landlord shall have no liability to Tenant or its employees with respect to the Miscellaneous Services furnished pursuant hereto. Landlord reserves the right to cancel or terminate any of the Miscellaneous Services upon ten (10) days prior notice to Tenant and in such event Landlord shall not be liable to Tenant for any claims of default, partial or constructive eviction or otherwise, based on such cancellation or termination.

     14.05. Landlord shall not be liable to Tenant for interruption or curtailment of any services to be furnished by Landlord under the Lease, resulting partly or wholly from any cause beyond Landlord's reasonable control or by reason of repairs to or changes in the Building which Landlord is required to make or deems necessary, provided Landlord commences and completes such repairs or changes and restores such services with reasonable diligence under the circumstances (subject to Casualty, Condemnation, Unavoidable Delays and Events of Default) and gives Tenant reasonable notice, when practicable, of the commencement of such interruption or curtailment. In no event shall there be any abatement, diminution or reduction of Base Rent or Additional Rent, except as may be otherwise provided in Articles 18 and 19.

                                   ARTICLE 15
                                     ACCESS

     15.01. Landlord and its authorized representatives may enter the Demised Premises during Business Hours for inspection or, upon reasonable prior notice to Tenant, for exhibiting the Demised Premises to Superior Mortgagees or to prospective purchasers, mortgagees or tenants of the Building, and during the last twelve (12) months of the Term or at any time after Tenant or Landlord has given notice of termination of this Lease, to prospective tenants of the Demised Premises.

     15.02. Upon reasonable prior notice, Landlord and its authorized representatives may enter the Demised Premises at any time to make repairs to or installations in the Demised Premises or any Building system or facility or to cure any Event of Default (as hereinafter defined) and may, in such event, temporarily store within the Demised Premises any necessary equipment and materials, provided that Landlord uses reasonable efforts to minimize interference with Tenant's normal business operations.

               In the event Landlord so enters the Demised Premises, it shall,

               (a) except in the case of emergency, give Tenant reasonable advance notice of such entry;

               (b) so effect such repairs (except emergency repairs) and installations as to minimize, so far as practicable, interference with Tenant's normal business operations (but Landlord shall not be obligated to effect such repairs or installations before or after Business Hours provided it uses reasonable efforts to complete such repairs or installations on a timely basis); and

               (c) complete such repairs or installations with reasonable promptness.

                                   ARTICLE 16
               CONDITION OF DEMISED PREMISES: NOTICE OF ACCIDENTS

     16.01. Tenant has inspected the Demised Premises and accepts the same "as is," without any reliance upon any representation, warranty or guarantee, either express or implied, by Landlord, its employees or agents as to the condition or state of repair of the Demised Premises, except as provided in this Lease.

     16.02.    Except as otherwise specifically set forth herein, LANDLORD
MAKES NO REPRESENTATIONS, WARRANTIES OR GUARANTEES, EITHER EXPRESS OR IMPLIED, AS TO THE DEMISED PREMISES OR THE FURNITURE. NO WARRANTY OR GUARANTEE SHALL BE IMPLIED OR OTHERWISE CREATED UNDER THE UNIFORM COMMERCIAL CODE (OTHER THAN THE WARRANTY OF TITLE AS PROVIDED UNDER THE UNIFORM COMMERCIAL CODE) OR OTHERWISE AS TO

ANY PROPERTY OR FIXTURES COMPRISING PART OF THE DEMISED PREMISES OR THE FURNITURE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

     16.03.    Tenant shall promptly notify Landlord of

               (a)  any accident occurring in or about the Demised Premises;

               (b) any fire or other casualty occurring in or about the Demised Premises or the Parking Area; and

               (c) all damage or defects in or to the Demised Premises or any Building system, facility or installation therein.

     16.04. (a) Landlord represents and warrants that, to the best of its knowledge, there is no asbestos or hazardous substances or materials in the Building, other than those materials normally found in commercial office buildings (i.e. cleaning supplies, copier toner, etc.).

               (b) Tenant and Landlord shall at all times comply with applicable local, state and federal laws, ordinances and regulations relating to Hazardous Substances.

               (c) If at any time Landlord or Tenant shall become aware or have reasonable cause to believe that any hazardous material, substance, or waste has been released or has otherwise come to be located on or beneath the Premises (except as permitted in the Lease), such party shall immediately upon discovering the release or presence or suspected presence of the hazardous material, substance, or waste, give written notice of that condition to the other party.

     16.05. Landlord shall, at Landlord's expense, keep and maintain the Development, including without limitation, the Building, in compliance with all applicable governmental laws, rules, and regulations.

                                   ARTICLE 17
                      TENANT'S INDEMNIFICATION OF LANDLORD

     17.01. Tenant shall release and indemnify and hold harmless Landlord against all claims, damages, losses, liability and expenses (including reasonable litigation costs and attorneys' fees) caused by:

               (a) any fault, willful or negligent act undertaken by Tenant, its agents, contractors, employees, licensees or invitees;

               (b) any injury (including death) or damage to any person or property occurring in or adjacent to the Demised Premises, the Parking Area, the Building, or the Development and caused by the presence upon or use by Tenant or its employees, agents, contractors or invitees thereon or any access roads thereto, except to the extent any such injury, death or property damage is caused by the misconduct or negligence of Landlord, its agents, employees, contractors or invitees; and

               (c)  any Event of Default by Tenant.

     17.02.    Tenant shall maintain in full force and effect during the Term
(i) worker's compensation and employer's liability insurance in the minimum amounts required by law, and (ii) commercial general liability insurance, including blanket contractual liability coverage, issued by a reputable insurance carrier licensed by the State of Connecticut, with minimum coverage of $10 million per occurrence combined single limit for bodily injury and property damage losses.

     17.03. Promptly upon the execution hereof, Tenant shall deliver to Landlord certificates evidencing the insurance as required pursuant to Section
17.02 and obligating the insurer to give to Landlord not less than thirty (30) days' prior written notice of any modification or cancellation of said coverage. Tenant's indemnification of Landlord under this Lease shall survive the expiration or earlier termination of the Lease.

                                   ARTICLE 18
                              DESTRUCTION OR DAMAGE

     18.01. If the Demised Premises are damaged by fire or other casualty ("Casualty"), the Lease shall continue in full force, subject, however, to the following:

               (a) Subject to subdivision (c) herein below, if the Demised Premises are partially damaged by Casualty, the damage shall be repaired by Landlord and, during the period from the day following the Casualty until such repair is substantially completed, the Base Rent (and Additional Rent, insofar as applicable) shall be equitably reduced in proportion to the portion of the Demised Premises which remains untenantable.

               (b) Subject to subdivision (c) hereunder, if the Demised Premises are totally or substantially damaged or rendered inaccessible by Casualty, the Base Rent and Additional Rent (as apportioned) shall be paid to the date of the Casualty and thenceforth shall not be payable until the Demised Premises have been repaired or access has been restored.

               (c) If the Demised Premises are totally or substantially damaged or if the Building shall be so damaged that Landlord decides to demolish or rebuild it or if the cost of repair or restoration resulting from such Casualty, as reasonably estimated by Landlord, will exceed 25% of the replacement value of the Building (excluding foundation and column supports) prior to the Casualty, then (whether or not the Demised Premises have been damaged) Landlord may, based upon its reasonable judgment, elect to terminate the Lease by notice to Tenant given within sixty (60) days after the Casualty, specifying a date for the termination of the Lease, which date shall not be more than ninety (90) days after the giving of such notice and, upon the specified date, the Term shall expire and Tenant shall vacate the Demised Premises, without prejudice, however, to Landlord's and Tenant's respective rights against the other accruing prior to the expiration date; and Base Rent and Additional Rent shall be paid to the expiration date, except that for the period after the Casualty, Base Rent and Additional Rent shall be equitably reduced for any part of the Demised Premises which remains untenantable. Notwithstanding the foregoing, Landlord or Tenant shall have the right to terminate this Lease if such substantial casualty damage occurs in the last nine months of the Term and same cannot be repaired within 60 days of the date of damage.

               If Landlord does not serve such termination notice within sixty
(60) days after the Casualty, and if the Demised Premises have been damaged to any extent, Landlord shall, within such sixty (60) day period, inform Tenant whether or not the necessary repairs to the Demised Premises can be reasonably made within one-hundred twenty (120) days following the Casualty. If they cannot be so made, either party may elect to terminate the Lease by notice given to the other within ten (10) days after being so informed by Landlord. If they can be so made or if they cannot be so made but neither party elects to terminate, the Lease shall continue and Landlord shall proceed diligently to make the necessary repairs, either, as the case may be, within one-hundred twenty (120) days following the Casualty, subject to Unavoidable Delays and delays due to adjustment of insurance claims, or (if the repairs cannot be made within such period but Tenant does not elect to terminate) within such longer period as may reasonably be required.

               If a Casualty results from the willful acts or negligence of Tenant, its agents, contractors, employees or invitees, Tenant shall not be entitled to any right of termination of this Lease or to any abatement or reduction of rent under this Article.

                                   ARTICLE 19

                                  CONDEMNATION

     19.01. If the Building or any part thereof is condemned or conveyed to a condemning authority ("Condemnor") under threat of condemnation (collectively, "Condemnation"), Landlord shall promptly notify Tenant thereof. If the Condemnation involves:

               (a) the entire Demised Premises, the Lease shall terminate on the date title vests in the Condemnor; or

               (b) such portion of the Building and/or Development as, in Landlord's reasonable judgment, renders uneconomic the utilization of the balance of the Building and Development, Landlord may terminate the Lease upon thirty (30) days' notice to Tenant at any time after title vests in the Condemnor.

     19.02. If a portion of the Demised Premises is condemned, as a result of which the balance of the Demised Premises cannot be reconstituted to enable Tenant to conduct its business substantially as theretofore, either party may terminate the Lease, by written notice to the other party given within thirty
(30) days after the date when Tenant receives notice from Landlord that title has vested in the Condemnor. If neither party so terminates the Lease, Landlord shall diligently proceed, at its expense, to perform such work as may be required to restore the balance of the Demised Premises to as near its former condition as practicable and, from the date title vests in the Condemnor, the Base Rent and Additional Rent shall be equitably reduced in proportion with the percentage of the Premises so taken by the condemning authority. During any such restoration of the balance of the Premises, Base Rent shall be abated for any such portion of the Premises in which Tenant is prevented from conducting its business operations because of the restoration process and does not in fact occupy such portion of the Premises due to such cause.

     19.03. In the event of termination of the Lease under this Article, the Base Rent and Additional Rent shall be apportioned as of the effective date of termination and the parties shall have no liability for subsequently accruing obligations.

     19.04. Tenant hereby waives all rights to any award in Condemnation, including, without limitation, rights arising from termination of all or any part of Tenant's leasehold interest. Tenant may, however, file a separate claim for its fixtures (covered by

Section 10.02) and relocation expenses, but not for the value of the unexpired balance of the Term or any leasehold interest.

                                   ARTICLE 20
                                MECHANICS' LIENS

     20.01. If, because of any act or omission of Tenant or anyone claiming through or under Tenant, any mechanics' or other lien or order for the payment of money shall be filed against the Demised Premises or the Building, or against Landlord (whether or not such lien or order is valid or enforceable), Tenant shall, at its expense, cause the same to be canceled and discharged of record within sixty (60) days after the date of filing thereof or shall file a bond and be proceeding diligently to contest such filing, and shall also indemnify and hold harmless Landlord from and against any and all costs, expenses, claims, losses and damages (including reasonable attorneys' fees) in connection therewith.

                                   ARTICLE 21
                             SURRENDER, HOLDING OVER

     21.01. On the last day of the Term or upon the earlier termination of this Lease, Tenant shall remove Tenant's Property and peaceably and quietly surrender the Premises to Landlord in accordance with the Terms of the Lease, broom clean, in good order, repair and condition, excepting only reasonable wear and tear resulting from normal use and damage by fire or casualty. Prior to the surrender of the Premises to Landlord, Tenant at its sole cost and expense shall remove all liens and other encumbrances that may have resulted from the acts or omissions of Tenant. If Tenant fails to do any of the foregoing, Landlord, in addition to other remedies available to it at law or equity, may, without notice, enter upon, reenter, possess and repossess the Premises, by force, summary proceedings, ejectment or otherwise, and may dispossess and remove Tenant and all persons and property from the Premises; and Tenant waives any and all damages or claims for damages as a result thereof. Such dispossession and removal of Tenant shall not constitute a waiver by Landlord of any claims by Landlord against Tenant.

     21.02. If Tenant does not surrender possession of the Premises at the end of the Term or upon earlier termination of this Lease, Tenant shall be a tenant-at-sufferance of Landlord and the monthly Base Rent due during such holdover period shall be 1.5 times the installment of Base Rent payable with respect to the last full calendar month immediately prior to the end of the Term or termination of this Lease. In addition, Tenant shall continue to pay all applicable Additional Rent for such period. No holding over by

Tenant shall operate to extend this Lease, and in the event of any such holding over, Tenant shall, in addition to all other obligations and liabilities of Tenant hereunder (all of which shall remain in full force and effect during the entire period of any such holding over) indemnify, defend, and hold harmless Landlord from and against any and all claims, damages, costs, expenses and liabilities, including but not limited to court costs and attorney's fees, by any person or entity, including, without limitation, Overlandlord and/or mortgagees of the Building.

                                   ARTICLE 22
                         TENANT'S DEFAULT OR BANKRUPTCY

     22.01. If any one or more of the following events (hereinafter each called an "Event of Default") occurs:

               (a) If Tenant defaults in the payment of Base Rent or Additional Rent, when due, and such default continues for ten (10) days after notice from Landlord to Tenant; or

               (b) If Tenant defaults in the performance of any other obligation hereunder (including, without limitation, compliance with the Rules and Regulations annexed to the Lease) and such default continues for ten (10) days (or appropriate shorter period in the event of an emergency) after notice from Landlord to Tenant (except for a default, not involving an emergency, which cannot diligently be cured within such ten (10) day period and which is diligently cured by Tenant within a suitable longer period); or

               (c) If a petition in bankruptcy, for a reorganization or for the appointment of a receiver for all or any portion of Tenant's property is filed against Tenant and is not discharged within thirty (30) days thereafter; or

               (d) If Tenant acquiesces in the appointment of such a receiver, files any such petition, makes an assignment for the benefit of its creditors, or otherwise seeks the benefits of any insolvency laws;

               then, in any such event,

               (a) the aggregate of the Base Rent and Additional Rent for the balance of the Term shall become immediately due and payable without regard to whether Landlord terminates the Lease notwithstanding any other right or remedy it may have under the Lease, or at law or in equity, together with interest, at the highest rate then permitted by applicable law, on all amounts of Rent and Additional Rent that are then due and unpaid and as the same may thereafter become due and remain unpaid; and,

               (b) Landlord may terminate the Lease, by notice to Tenant setting forth the basis therefor and to be effective not less than ten (10) days after the date of giving such notice, whereupon the Lease shall terminate upon such effective date (with the same effect as if such date were the date fixed herein for the expiration of the Term), Tenant shall surrender the Demised Premises to Landlord, and Tenant shall have no further rights hereunder but shall remain liable as hereinafter provided. In such event, Landlord may, without further notice, enter the Demised Premises, repossess same and dispossess Tenant and all other persons and property therefrom.

     22.02. Whether or not Landlord so terminates the Lease, Tenant shall pay to Landlord, as damages, all amounts then due after acceleration as provided herein above.

               Landlord may commence actions or proceedings at law and in equity to recover any and all amounts due. No provision hereof shall be construed to preclude Landlord's recovery from Tenant of any other damages to which Landlord may be entitled under applicable law.

               In the event of a breach by Tenant of any of its obligations under the Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and concurrent and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

     22.03. Tenant, on behalf of itself and all persons claiming through Tenant, including creditors, waives all rights, under present or future laws, to repossess the Demised Premises.

     22.04. Neither Landlord's nor Tenant's failure to insist upon the strict performance of the other's obligations hereunder or to exercise any remedy consequent upon a default, nor Landlord's acceptance of any Base Rent or Additional Rent during the continuance of any default of Tenant (with or without knowledge thereof) shall constitute a waiver of any such obligations or default.

                                   ARTICLE 23
                LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

     23.01. If Tenant fails to perform any of its obligations hereunder and such failure continues for twenty (20) days (or an appropriate shorter period in the event of an emergency) after written notice thereof by Landlord, Landlord may (but shall not be obligated to) perform such obligation, in which event the reasonable cost of such performance, together with interest from the date of payment thereof, at the rate of prime plus 4% per annum, shall be reimbursed by the Tenant to Landlord upon demand (and shall constitute Additional Rent). The performance by Landlord of such obligation of Tenant shall not constitute a waiver of any right or remedy of Landlord arising from such failure of Tenant.

                                   ARTICLE 24
                                SUBSTITUTED SPACE

     24.01. Landlord reserves the right at any time and in its sole discretion, but to be exercised only once during the Term, upon prior written notice delivered to Tenant at any time during the Term, and with limited disturbance to Tenant, to substitute other reasonably similar office space with similar improvements within the Building having total rentable area similar to the total rentable area of the Demised Premises, in place of the Demised Premises, and Landlord and Tenant shall promptly execute a suitable amendment to the Lease modifying the Demised Premises to consist of such space for all purposes hereunder. Landlord shall bear the direct expense of substituting space, including reasonable moving costs, telecommunication, and buildout costs. Upon receipt of such notice, Tenant shall reasonably cooperate with Landlord's move schedule and relocate its personnel and Tenant's Property to the substituted space as designated by Landlord.

                                   ARTICLE 25
                                     NOTICES

     25.01. All notices, demands, requests, approvals and consents hereunder (collectively, "Notices") shall be in writing and shall be deemed to have been properly made or given if delivered in person or sent by certified mail, return receipt requested, as follows:

     To Landlord:             UNION CARBIDE CORPORATION
                              39 Old Ridgebury Road
                              Danbury, Connecticut  06817-0001
                              Attn.: Facilities Manager

     With a copy to:          Legal Department
                              47 Building
                              The Dow Chemical Company
                              Midland, Michigan 48674

     To Tenant:               PENWEST PHARMACEUTICALS CO.
                              2981 Route 22
                              Patterson, New York 12563
                              Attn: Neal Parks

     With a copy to:          Steven L.Elbaum, Esq.
                              Robinson & Cole LLP
                              Financial Centre
                              695 East Main Street
                              P. O. Box 10305
                              Stamford, Connecticut 06904-2305


Either party may, by written notice given pursuant to this Article, specify a different address.

                                   ARTICLE 26
                                 BROKERAGE FEES

     26.01. Landlord and Tenant each represent and warrant that there were no real estate brokers or agents involved in this transaction except for Grubb & Ellis, who represents the Landlord, and Cushman & Wakefield, who represents the Tenant. Landlord and Tenant shall each pay their respective brokers named aforesaid real estate commissions as a result of this Lease transaction pursuant to the terms of separate written agreements, if any. Landlord and Tenant shall each indemnify and hold the other harmless against any and all claims and liability for real estate commissions, finder's fees, or otherwise from their respective brokers and from any other broker(s) claimed to have been incurred as a result of the acts of the indemnifying party.

                                   ARTICLE 27
                                  MISCELLANEOUS

     27.01. Tenant shall comply with the annexed Rules and Regulations (as the same may be amended from time to time in accordance with its provisions, provided such further Rules and Regulations apply uniformly to all tenants in the Building), which are an integral part of the Lease and the violation of which by Tenant shall constitute an Event of Default, as provided in Section
22.01 (b). Any costs incurred by Landlord to compel compliance with such Rules and Regulations by Tenant shall be repayable by Tenant to Landlord, on demand, as Additional Rent. In case of conflict or inconsistency between a specific provision of the Articles and a specific provision of the Rules and Regulations of this Lease as annexed hereto or as changed, such specific provision of such Article shall govern and control.

     27.02. From time to time, Landlord or Tenant, as the case may be, within twenty (20) days after a request from the other, shall execute and deliver to the requesting party a statement certifying (insofar as applicable) that (a) the Lease has not been modified and is in full force (or, if there have been modifications, that the Lease is in full force as modified, and stating the modifications), (b) the date to which the Base Rent has been paid, (c) if any option to extend the Term is provided for in the Lease, whether Tenant has exercised its option to extend the Term, (d) whether or not, to the best of the knowledge of the party executing such statement, the requesting party is then in default in the performance of any of its obligations under the Lease and, if so, specifying each such default, and (e) whether any security has been deposited by Tenant with Landlord, and, if so, the amount thereof.

     27.03. The term "Landlord" means the Landlord named herein and any successor to its interest in the Lease. If Landlord assigns or otherwise transfers such interest and the assignee assumes Landlord's obligations hereunder, Landlord shall thereupon cease to be liable for any subsequently accruing obligations under the Lease, which shall be the sole liability of the assignee of such interest.

     27.04. Without limiting Article 6 hereof, the term "Tenant" means the named Tenant herein, any permitted assignee of the Lease and/or any permitted subtenant of all or any portion of the Demised Premises (without hereby creating any relationship or privity between Landlord and such subtenant).

     27.05. The term "Unavoidable Delay" means a delay or prevention due to strikes, lock-outs or other labor difficulties, acts of God, shortages of labor, materials, supplies, fuel or utilities, governmental restrictions, enemy action, war, civil commotion, fire or other casualty, emergency, holdover of tenants, or any other causes beyond Landlord's or Tenant's reasonable control, as the case may be.

     27.06. Landlord and Tenant hereby waive trial by jury in any action or proceeding and with respect to any counterclaim arising under or in connection with the Lease.

     27.07. The validity, interpretation and performance of the Lease shall be governed by the Laws of the State of Connecticut.

     27.08. The invalidity or unenforceability of any provision of the Lease in any instance shall have no effect upon the validity or enforceability of the remainder of the Lease or the validity or enforceability of such provision in any other instance.

     27.09. The Lease contains the entire agreement between the parties concerning the Demised Premises, and supercedes all other agreements, if any, whether written or oral, and the parties acknowledge that its execution has not been induced by any representation or warranty by Landlord or Tenant (or any representative or broker) not set forth herein.

     27.10. The Lease may not be modified or terminated (except as otherwise provided herein) and its provisions may not be waived except by a written agreement signed by duly authorized representatives of both parties.

     27.11. The Lease shall be binding upon and inure to the benefit of the parties and their respective heirs, administrators, successors, executors and permitted assigns, and shall be deemed to run with the land.

     27.12. The captions herein are for convenience of reference only and shall not be deemed to define, limit or describe the scope or intendment of any provision of the Lease.

     27.13. During the period when the Demised Premises are being prepared for Tenant's occupancy, during Tenant's move-in and during the Term of this Lease, Tenant shall do nothing in or about the Demised Premises which might create labor discord affecting Landlord or the Building.

     27.14. Tenant shall look solely to Landlord's estate and property in the Development and Building (as the same may be subject to any Superior Mortgages) for the enforcement of any judgment or decree requiring the payment of money to Tenant by reason of any default or breach by Landlord under the Lease. In no event shall there be any personal liability on the part of Landlord (or any of the entities comprising Landlord) beyond such estate and property and no other assets of Landlord (or of any constituent entity thereof) shall be subject to levy, execution, attachment or any other legal process.

     27.15. Landlord and Tenant represent (each for itself) that they have full authority to enter into the Lease and that the person or persons signing on their behalf are duly authorized to execute the Lease with binding effect upon Landlord and Tenant.

     27.16. The execution of this Lease shall not be deemed to create a partnership or other business relationship between Landlord and Tenant, other than the tenancy created hereunder, and Landlord and Tenant shall be solely and exclusively liable for all claims, damages, losses, liability and obligations arising out of the conduct of their business in the Building.

     27.17. Tenant's sole remedy in connection with any dispute as to Landlord's reasonableness in exercising its judgment or withholding its consent or approval hereunder or in any separate agreement relating to the Lease (if Landlord is required to act reasonably) shall be an action for an injunction, a declaratory judgment or specific performance, all rights and claims to money damages or other remedies hereby being waived by Tenant.

     27.18. If either party hereto shall engage an attorney to enforce the provisions of the Lease; or with respect to the Landlord, if suit shall be brought for recovery of possession of the Demised Premises, for recovery of rent or for any other amount due under the provisions of the Lease; or because of the breach or threatened breach of any other covenant herein contained on the part of either party to be kept or performed, upon successful prosecution of such claim the prevailing party shall promptly receive upon demand from the other party all expenses incurred by it in connection herewith, including reasonable attorneys' fees.

     27.19 Tenant shall request Landlord's written prior approval to purchase and install, at Tenant's sole expense, a sign or signs identifying its company name and/or logo at the entries to its Premises from the Parking Area at its office wing, with the location, size, design and colors of such signage specified therein. Landlord's consent to Tenant's requrest shall not be unreasonably delayed or withheld. Landlord shall, at its sole cost and expense, post a Tenant identification sign on any standard directories that may exist in the Building from time to time, and on any marquis sign that may in the future be located at appropriate entrances to the Development.

     27.20. All approvals of consents required by either party pursuant to this Lease shall not be unreasonably withheld, conditioned or delayed, unless otherwise so specified elsewhere in this Lease.

                                   ARTICLE 28
                                SECURITY DEPOSIT

     28.01. Tenant shall pay to Landlord upon its execution hereof a security deposit of Thirty Seven Thousand One Hundred Forty Four Dollars ($37,144.00) as security for the faithful performance by Tenant of the terms, covenants and conditions of this Lease. If Tenant shall fail to keep and perform any of such terms, covenants and conditions, Landlord may apply said security deposit or so much thereof as may be necessary to compensate Landlord for any loss or damage incurred by Landlord as a result of such failure, but by no means intended to be the only remedy of Landlord. Upon request by Landlord, Tenant shall pay to Landlord, within ten (10) days, the amount necessary to restore said security deposit to the original amount. Should Tenant comply with all of the terms, covenants and conditions of this Lease, and pay all rent and costs as they become due as provided herein, then the security deposit, without interest, shall be returned to Tenant at the end of the term of this Lease.

                                   ARTICLE 29
                                SATELLITE DISHES

     30.01. Tenant, at its sole cost and expense, shall have the right to install, maintain, use, repair and replace such satellite antennas and related equipment and cabling as comply with applicable law and are reasonably acceptable to Landlord on the roof of the Building in a location reasonably agreed to by Landlord and Tenant. Tenant shall also have the right to install, maintain, use, repair and replace cabling for the satellite antennas through the chases and shafts of the Building. Upon the expiration or earlier termination of this Lease, Tenant shall, at its own cost and expense remove all satellite antennas from the roof and repair any punctures to the roof.

     IN WITNESS WHEREOF, Landlord and Tenant have executed the Lease by their duly authorized representatives as of the date first above written.


WITNESSES:                              UNION CARBIDE CORPORATION

/s/ Sherry W. Whittaker                  By: /s/ M.J. Lehman
----------------------------                ------------------------------------
/s/ Emery Congers                        Name: M.J. Lehman
----------------------------                 -----------------------------------
                                              Authorized Agent

WITNESSES:                              PENWEST PHARMACEUTICALS CO.

/s/Pamela A. Masella                    By: /s/ Neal Parks
----------------------------               -------------------------------------
                                        Name: Neal Parks
----------------------------                 -----------------------------------
                                             Vice President Technical Operations

STATE OF CONNECTICUT
                         SS.:
COUNTY OF FAIRFIELD

     Before me, notary public in and for said county and State, personally appeared _______________ of UNION CARBIDE CORPORATION, to me known to be the person who executed the foregoing instrument and acknowledged to me that he executed the foregoing instrument on behalf of such corporation, that the same is the free act and deed of said corporation and of said representative for the uses and purposes therein set forth, and that said representative was duly authorized to execute the same.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed by
official seal this        day of - , 1999.


                                          --------------------------
                                                Notary Public

STATE OF CONNECTICUT
                         SS.:
COUNTY OF FAIRFIELD

     Before me, notary public in and for said county and State, personally appeared _________________________ of PENWEST PHARMACEUTICALS CO., to me known to be the person who executed the foregoing instrument and acknowledged to me that he executed the foregoing instrument on behalf of such corporation, that the same is the free act and deed of said corporation and of said representative for the uses and purposes therein set forth, and that said representative was duly authorized to execute the same.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed by official seal this _________day of ___________________1999.


                                                 --------------------------
                                                 Notary Public

                              RULES AND REGULATIONS

     1. The rights of tenants in the entrances, corridors and elevators of the Building are limited to ingress to and egress from the tenant's premises and no tenant shall use, or permit their use, for any other purpose. No tenant shall invite persons in such numbers or under such conditions as to interfere with the use of the Building by other tenants. Fire exits and stairways are for emergency use only. No tenant shall encumber or obstruct any of the roadways, parking areas, sidewalks, plazas, entrances, corridors, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the Building in such manner as it reasonably deems best.

     2. Landlord may refuse admission to the Building either before or after Business Hours to any person not having a pass issued by Landlord, or who is not otherwise properly identified, and may require all persons admitted to or leaving the Building to register. Any person whose presence shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building may be denied access. In case of public commotion, Landlord may prevent access to the Building during its continuance. Landlord may require any person leaving the Building with any object to exhibit a pass from the tenant from whose premises the object is being removed, but the existence of such right shall not impose any obligation or responsibility on Landlord. Landlord shall not be liable to any tenant for loss arising from admission, exclusion or ejection of any person or property to or from the Building under this rule. Soliciting or peddling in the Building is prohibited and every tenant shall cooperate to prevent same.

     3. Unless otherwise provided in the Lease, no tenant shall use in its premises ice, drinking water, food, beverage, towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from persons not authorized by Landlord to furnish such services.

     4. No lettering shall be displayed in or on the windows or doors or on the outside of any tenant's premises, or at any point inside any tenant's premises where visible outside of such premises, except that Tenant's name may be displayed on the entrance door of the Demised Premises, subject to the approval of Landlord as to size, color, location and style of such display. The inscription of the name of Tenant on the door of the Demised Premises shall be done by Landlord at the expense of Tenant.

Listing of Tenant's name on any directory boards in the Building shall be done by Landlord at its expense.

     5. No awnings or other projections over or around windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by Landlord shall be used in any tenant's premises. Linoleum, tile, rugs or other floor covering shall be laid only in a manner approved by Landlord.

     6. Landlord may prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant's premises. If, in Landlord's judgment, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine. The moving of permitted safes and other heavy objects shall take place after Business Hours upon prior notice to Landlord, and the persons employed to move the same in and out of the Building shall be acceptable to Landlord and, if so required by law, shall hold a Master Rigger's license. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Demised Premises only in the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Landlord.

     7. No machines or mechanical equipment of any kind, other than ordinary business machines and such other equipment as may be authorized by the Lease, may be installed or operated in the Demised Premises without Landlord's prior consent, and in no case shall any machines or mechanical equipment be so placed or operated as to disturb other tenants. Machines and mechanical equipment which are permitted shall be equipped, installed and maintained by Tenant so as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from the Demised Premises to any other area of the Building.

     8. No noise, including the playing of any musical instrument, radio or television, which in the judgment of the Landlord, might disturb other tenants in the Building, shall be made or permitted by Tenant, and no cooking or food preparation shall be done upon the Premises. All tenants shall keep their premises free of attractions for vermin. Nothing shall be done in any tenant's premises which would impair or interfere with any of the Building services or the proper and economic heating, cooling, cleaning or other servicing of the Building, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any heating, ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant.

     9. No damaging materials shall be discharged into the waste lines, vents or flues of the Building. Plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.

     10. Except with the approval of Landlord, no additional locks of any kind shall be placed upon any of the doors or windows in the Demised Premises and no lock on any door therein shall be altered. Electronic passes for the Demised Premises shall be procured only from Landlord, which may make a reasonable charge therefor. Upon the termination of the Lease, all keys and passes to the Demised Premises shall be delivered to Landlord.

     11. All entrance doors in the Building and the Demised Premises shall be left locked when the Demised Premises are not in use. Entrance doors shall not be left open at any time.

     12. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

     13.  All windows shall be kept closed at all times.

     14. No potted plants shall be kept in any location where there is the possibility of resulting injury to, marring of or interference with the functioning of any Building system or its housing or of damage to any carpeting. No plants may be hung from any ceiling or wall.

     15. Whenever under these Rules and Regulations Landlord's consent, approval or authorization is required, Landlord shall not unreasonably withhold or delay same.

     16. Landlord reserves the right, on reasonable notice to tenants, to rescind alter or waive any rule or regulation at any time prescribed for the Development, when, in its judgment, it deems it necessary, desirable or proper for its best interests and for the best interests of the tenants. Landlord shall not be responsible to any tenant, for the non-observance or violation by any other tenant of the provisions of its lease or of any of the Rules and Regulations at any time prescribed for the Development.

     17. Tenant shall not place a load upon any floor of the Demised Premises exceeding its design capacity or the load permitted by law.

     18. Tenant's employees, agents, contractors, subcontractors, invitees and licensees shall not smoke cigarettes, cigars, pipes or any other material inside the Building.

     19. Tenant, Tenant's employees, agents, contractors, subcontractors, invitees and licensees shall not bring any animals into the Premises.

                                    EXHIBIT A

The Space Plans shall be attached and become a part of the lease as soon as such Plans have been approved in writing by both parties to the Lease.

                                    EXHIBIT B

                                    Furniture

     Attached hereto is one (1) schedule identifying by type of office or other leased area those items of Furniture located upon the Demised Premises. Landlord shall maintain a detailed inventory of the Furniture leased hereunder which shall be updated from time to time and Tenant shall have the right to inspect and verify said inventory. Said inventory shall be dispositive concerning the identification of the Furniture.

                                    EXHIBIT C

                               Janitorial Services

          Nightly Services:

     1.   Vacuum main corridors.
     2.   Clean conference rooms.
     3.   Clean support center (if applicable).
     4.   Empty waste baskets

          Services Three Nights/Week

     1.   Remove trash to areas designated.
     2.   Vacuum secondary corridors.

          Weekly Services:

     1.   Dust desks and tables.
     2.   Dust cabinets, files, chairs and window sills.
     3.   Vacuum carpets.

          Outside Service, as required:

     1.   Sweep driveways - curbs.
     2.   Sweep and clean sidewalks.
     3.   Snow removal from driveways, sidewalks and parking areas.

          Occasional Service, when necessary:

     1.   Dust walls and ceilings.
     2.   High dust door tops, tops of partitions and high ledges.
     3.   Damp mop floors.

          Nightly Service - Rest Room Area (on floor leased by Tenant):

     1.   Clean commodes and toilet seats.
     2.   Empty and clean towel and sanitary disposal receptacles.
     3.   Clean urinals.
     4.   Clean mirrors
     5.   Clean sinks.
     6.   Replenish soap, toilet tissue and paper towels.
     7.   Mop floors.

          Occasional Service - Rest Room Area (on floor leased by Tenant):

     1.   High dust walls and ceilings
     2.   Completely clean ceramic tile
     3.   Spot clean ceramic wall tiles.

          Public Areas and Multiple Tenancy Floors - Supplemental Service:

     1. Flooring on stairs corridors, foyers and elevators washed and waxed as necessary.

     2. Elevator, stairway and utility doors washed with clear water or approved cleanser, as necessary.

     3. Dust and clean electric fixtures and fittings in public corridors, flyers, stairways, as necessary.

          Window Cleaning Service:

     Exterior windows and interior doors and partition glass will be washed inside and outside once per year.

                                     * * * *

     Landlord reserves the right to make reasonable changes to the foregoing schedule at any time.

                                    EXHIBIT D

                             Miscellaneous Services

          Service                                 Monthly Charges*
--------------------------------                  ---------------

Cafeteria (Breakfast and Lunch)             Published rates for food.

Porter and Maintenance                      Published rates based on usage.

Conference Dining                           Published rates based on usage.

N-1 Conference and Audio                    Published rates based on usage.
Visual Services

* Landlord reserves the right to increase any such charges.

                                 LEASE AGREEMENT


--------------------------------------------------------------------------------

          Landlord:           Union Carbide Corporation

          Tenant:

          Premises:           Corporate Center
                              39 Old Ridgebury Road
                              Danbury, Connecticut

                                      INDEX

ARTICLE                                                                PAGE
-------                                                                ----
  1      Demise, Premises, Term, Rents, Parking, Improvements...........1
  2      Use............................................................4
  3      Escalation Rent................................................4
  4      Subordination..................................................5
  5      Quiet Enjoyment................................................5
  6      Assignment and Subletting......................................6
  7      Compliance with Laws and Requirements of
            Governmental Authorities....................................7
  8      Property Insurance.............................................9
  9      Tenant's Alterations..........................................10
  10     Personal Property.............................................11
  11     Repairs and Maintenance.......................................13
  12     Electricity...................................................14
  13     Heat, Ventilation and Air Conditioning........................14
  14     Landlord's Other Services.....................................15
  15     Access........................................................16
  16     Condition of Demised Premises; Notice of Accidents............17
  17     Tenant's Indemnification of Landlord..........................18
  18     Destruction or Damage.........................................19
  19     Condemnation..................................................21
  20     Mechanics' Liens..............................................22
  21     Surrender, Holding Over.......................................22
  22     Tenant's Default or Bankruptcy................................23
  23     Landlord's Right to Perform - Tenant's Obligations............24
  24     Substituted Space.............................................25
  25     Notices.......................................................25
  26     Brokerage Fees................................................26
  27     Miscellaneous.................................................26
  28     Security Deposit..............................................30
  29     Satellite Dishes..............................................30

         Acknowledgments
         Rules and Regulations
         Exhibit A - Premises Floor Plan
         Exhibit B - Equipment
         Exhibit C - Janitorial Services
         Exhibit D - Miscellaneous Services